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                            CERTIFICATE OF CORRECTION

                                       OF

                            ARTICLES OF INCORPORATION

                            SCHAFER VALUE FUND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND ________________________ AT __________ O'CLOCK P.M. AS IN
CONFORMITY WITH LAW AND ORDERED RECORDED.

                                ---------------

                                                RECORDING                                  SPECIAL
_______________                                 FEE PAID:                                 FEE PAID:

$                                               $                                          $
---------                                       ----------                                 --------

                               _________________
                                    D1983892

TO THE CLERK OF THE COURT OF BALTIMORE CITY

          IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND

                            SCHAFER VALUE FUND, INC.

                            ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

          FIRST: The undersigned, David K. Schafer, whose address is 645 Fifth Avenue, New York, New York, is the sole incorporator of Schafer Value Fund, Inc. (the "Corporation").

          SECOND: The title of the document being corrected hereby is Articles of Incorporation.

          THIRD: The Articles of Incorporation were filed on August 12, 1985.

          FOURTH: The first provision of the Articles of Incorporation which is to be corrected is ARTICLE FIFTH, WHICH currently reads as follows:

          "ARTICLE FIFTH: Authorized Capital Stock. The total number of shares of capital stock which the Corporation, by resolution or resolutions of the Board of Directors, shall have authority to issue is 25,000,000 million shares, per value $.10 per share, all of which shall be of a single class classified as Common Stock, such shares having an aggregate par value of $2,500,000."

          FIFTH: The corrected provision of the Articles of Incorporation is as follows:

          "ARTICLE FIFTH: Authorized Capital Stock. The total number of shares of capital stock which the Corporation, by resolution or resolutions of the Board of Directors, shall have authority to issue is 25,000,000 shares, per value $.10 per share, all of which shall be of a single class classified as Common Stock, such shares having an aggregate par value of $2,500,000."

          SIXTH: The second provision of the Articles of Incorporation which is to be corrected is the third sentence of ARTICLE SEVENTH, Section 7.4, which currently reads as follows:

          "Any record holder who shall have his redemption right suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where request for redemption was made, revoke any request for redemption not honored (even if such request if by it terms irrevocable) and withdraw any certificates tendered for redemption."

          SEVENTH: The corrected provision of the Articles of Incorporation is as follows:

          "Any record holder who shall have his redemption right suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where request for redemption was made, revoke any request for redemption not honored (even if such request is by its terms irrevocable) and withdraw any certificate tendered for redemption."

          EIGHTH: The third provision of the Articles of incorporation which is to be corrected is the first sentence of ARTICLE ELEVENTH, which currently reads as follows:

          "The Corporation reserves the right to enter into from time to time investment advisory agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property."

          NINTH: The corrected provision of the Articles of Incorporation is as follows:

          "The Corporation reserves the right to enter into from time to time investment advisory agreements providing for the management and supervision of the investments of the Corporation, and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property."

          The undersigned acknowledges this Certificate of Correction as his act and states, as to all matters and facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act of this ____ day of January, 1993.


                                                     /s/ DAVID K. SCHAFER
                                                     ___________________________
                                                     David K. Schafer

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